Registration No. 333-_______


                                      UNDER
                           THE SECURITIES ACT OF 1933

                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                             52-1947746
     (State or other jurisdiction of incorporation or     (I.R.S. Employer
                      organization)                      Identification No.)



                               12975 Worldgate Drive
                              Herndon, Virginia 20170
                                 (703) 639-6000
               (Address of Principal Executive Offices) (Zip Code)

          e.spire Communications Inc. 1996 Employee Stock Purchase Plan
                            (Full title of the plan)

                              Riley M. Murphy, Esq.
                          e.spire Communications, Inc.
                            12975 Worldgate Drive
                            Herndon, Virginia 20170
                                 (703) 639-6020
               (Name and address of agent for service of process)


                         CALCULATION OF REGISTRATION FEE
  Title of Each Class of    Amount of Shares  Proposed Maximum    Proposed
Securities to be Registered       to be       Offering Price      Aggregate
Common Stock $.01 par          Registered      Per Share       Offering Price
value per Share..........      500,000 (2)     $ 12.34(1)        $6,170,000



     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on February 17, 2000.

     (2) Represents Common Stock issued under the e.spire Communications, Inc. 1996 Employee Stock Purchase Plan


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This Registration  Statement  relates to the registration of 500,000  additional shares of Common Stock, par value $0.01 per share, of e.spire Communications, Inc., for which a registration statement on Form S-8 (Registration No. 333-19089) relating to the e.spire Communications, Inc. 1996 Employee Stock Purchase Plan (the "Form S-8, Registration No. 333-19089") is effective. The contents of the Form S-8, Registration No. 333-19089, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on February 17, 2000.

                                                e.spire Communications, Inc.
                                                (Registrant)

                                               By: /s/ Dennis J. Kern
                                                   -----------------------
                                                   Dennis J. Kern
                                           Title:  Chief Operating Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Kern, Riley M. Murphy and John R. Polchin as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Dennis J. Kern
-----------------------------
Dennis J. Kern                  Chief Operating Officer      February 17, 2000
(Principal Executive Officer)

/s/ John R. Polchin
-----------------------------
John R. Polchin                 Interim Chief Financial      February 21, 2000
(Principal Accounting Officer)     Officer



-----------------------------
William R. Huff                 Chairman                     February __, 2000



-----------------------------
Edwin M. Banks                  Director                     February __, 2000


/s/ Peter C. Bentz
-----------------------------
Peter C. Bentz                  Director                     February 21, 2000


/s/ Frederick Galland
-----------------------------
Frederick Galland               Director                     January 24, 2000


/s/ Christopher L. Rafferty
-----------------------------
Christopher L. Rafferty         Director                     February 21, 2000


/s/ George Schmitt
-----------------------------
George Schmitt                  Director                     February __, 2000


/s/ Joseph Thornton
-----------------------------
Joseph Thornton                 Director                     February 18, 2000

                                INDEX TO EXHIBITS

         The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                            Exhibit No. or
Exhibit                                                      Incorporation
Number   Decription                                          by Reference
-------  -----------                                         --------------

3.1      Third Amended and Restated                       Exhibit to Form S-8
         Certificate of Incorporation of                     (the "S-8)
         e.spire Communications, Inc.                   Registration Statement
         (the "Company")                                   File No. 333-58457
3.2      Amended and Restated By-laws
         of e.spire Communications, Inc., as amended               E-1
5.1      Opinion of Riley M. Murphy, Esq.                          E-2
23.1     Consent of Riley M. Murphy, Esq.
         (contained in opinion filed as Exhibit 5.1)
23.2     Consent of KPMG LLP                                       E-3
24.1     Power of Attorney                                         (a)


(a) Powers of attorney are contained in signatures.